EXHIBIT 10.2
SETTLEMENT AGREEMENT
     THIS SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of the 28th day of August, 2006, by FERTWALL PROPERTIES, LTD. (“Fertwall”), BARRY DISTRIBUTION CENTER DE MEXICO, S.A. DE C.V., a Mexican corporation (“Tenant”), and R.G. BARRY CORPORATION, an Ohio corporation (“Guarantor”).
Recitals
     A. PARQUE INDUSTRIAL NUEVO LAREDO 2000, S.A. DE C.V., a Mexican corporation (“Landlord”), PLANEACION Y DISENO DE NUEVO LAREDO, S.A. DE C.V., a Mexican corporation (“Additional Landlord”), and Tenant are parties to a Lease Agreement (the “Lease”) dated June 28, 2002, pursuant to which Landlord and Additional Landlord leased to Tenant certain premises (the “Premises”) located in the Oradel Industrial Park and Business Center in Nuevo Laredo, Tamaulipas, Mexico.
     B. Guarantor has guaranteed the payment and performance of the obligations of Tenant under the Lease pursuant to an Absolute Guaranty Agreement (the “Guaranty”) dated July 23, 2002 by Guarantor for the benefit of Landlord.
     C. Landlord has commenced an action against Guarantor with respect to the Lease and the Guaranty, being Case No. SA05CA1098-XR in the United States District Court for the Western District of Texas, San Antonio Division (the “Action”).
     D. The Landlord and Additional Landlord have assigned all their rights, interests, claims, and responsibilities under both the Lease and the Guaranty to Fertwall. Tenant and Guarantor are aware of, and approve, the assignment from Landlord and Additional Landlord to Fertwall.
     E. The parties desire to settle and resolve the Action and all matters between Landlord, Additional Landlord, and Fertwall on the one hand, and Tenant and Guarantor, on the other hand, on the terms and conditions set forth herein.
Statement of Agreement
     In consideration of the mutual covenants and agreements set forth herein, Fertwall, Tenant and Guarantor hereby agree as follows:
     1. Within two business days after the full execution of this Agreement, Guarantor shall pay to Fertwall the sum of $2,763,843.
     2. As of the date of this Agreement, subject only to the payment to be made by Guarantor to Fertwall pursuant to Section 1 above, the Lease and the Guaranty shall terminate and Tenant shall be deemed to have surrendered the Premises to Fertwall in accordance with the requirements of the Lease, and neither Tenant nor Guarantor shall have any further obligations to Fertwall, Landlord, or Additional Landlord under the Lease or the Guaranty. Tenant shall surrender to Fertwall, and Fertwall shall accept, all personal property located in or on the Premises as of the date of this Agreement, other than the truck located on the Premises which Tenant shall retain.
     3. Promptly after Guarantor makes the payment to Fertwall in accordance with Section 1 above, Fertwall shall dismiss the Action, with prejudice.
Releases
     4. Provided that Guarantor makes the payment to Fertwall in accordance with Section 1 above, Fertwall, Landlord and Additional Landlord hereby release Tenant and Guarantor from any and all liabilities and claims, which were or could have been asserted in the Action, arising from or in any way related to the Lease, the Guaranty or the Premises, other than claims for breach of an obligation under this Agreement.
     5. Tenant and Guarantor hereby release Fertwall, Landlord and Additional Landlord from any and all liabilities and claims, which were or could have been asserted in the Action, arising from or in any way related to the Lease, the Guaranty or the Premises, other than claims for breach of an obligation under this Agreement.
     The parties have executed this Agreement as of the date first set forth above.

FERTWALL PROPERTIES, LTD

By:	/s/ Rafael Kalach

Name:	Rafael Kalach
Title:	Secretary

BARRY DISTRIBUTION CENTER DE MEXICO, S.A. DE C.V.

By:	/s/ Jose G. Ibarra

Name:	Jose G. Ibarra
Title:	VP – Treasurer

R.G. BARRY CORPORATION

By:	/s/ Daniel D. Viren

Name:	Daniel D. Viren
Title:	Senior VP Finance – CFO

ACKNOWLEDGEMENT OF AGREEMENT AND ASSIGNMENT

PARQUE INDUSTRIAL NUEVO LAREDO 2000, S.A. DE C.V.

By:	/s/ Joel Mondlak

Name: Title:	Joel Mondlak Vice President

PLANEACION Y DISENO DE NUEVO LAREDO, S.A. DE C.V.

By:	/s/ Moises Mondlak

Name: Title:	Moises Mondlak Vice President